EXHIBIT 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Amendment No. 4 to Form 1-A/A of our report dated March 30, 2023, relating to the consolidated financial statements of Vemanti Group, Inc. and Subsidiary as of and for the years ended December 31, 2022, and 2021 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Ramirez Jimenez International CPA’s

Irvine, California

October 6, 2023